Exhibit 99.1

Microsoft Cloud Strength Drives First Quarter Results

REDMOND, Wash. — October 25, 2022 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2022, as compared to the corresponding period of last fiscal year:

•	Revenue was $50.1 billion and increased 11% (up 16% in constant currency)
•	Operating income was $21.5 billion and increased 6% (up 15% in constant currency)
•	Net income was $17.6 billion and decreased 14% (down 8% in constant currency)
•	Diluted earnings per share was $2.35 and decreased 13% (down 7% in constant currency)

“In a world facing increasing headwinds, digital technology is the ultimate tailwind,” said Satya Nadella, chairman and chief executive officer of Microsoft. “In this environment, we’re focused on helping our customers do more with less, while investing in secular growth areas and managing our cost structure in a disciplined way.”

“This quarter Microsoft Cloud revenue was $25.7 billion, up 24% (up 31% in constant currency) year-over-year. We continue to see healthy demand across our commercial businesses including another quarter of solid bookings as we deliver compelling value for customers,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$45,317	$20,238	$20,505	$2.71
Net income tax benefit related to transfer of intangible properties	—	—	(3,291)	(0.44)
2021 As Adjusted	$45,317	$20,238	$17,214	$2.27
2022 As Reported (GAAP)	$50,122	$21,518	$17,556	$2.35
Percentage Change Y/Y (GAAP)	11%	6%	(14)%	(13)%
Percentage Change Y/Y Constant Currency	16%	15%	(8)%	(7)%
Percentage Change Y/Y (As Adjusted)	11%	6%	2%	4%
Percentage Change Y/Y (As Adjusted) Constant Currency	16%	15%	10%	11%

Business Highlights

Revenue in Productivity and Business Processes was $16.5 billion and increased 9% (up 15% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 7% (up 13% in constant currency) driven by Office 365 Commercial revenue growth of 11% (up 17% in constant currency)

•	Office Consumer products and cloud services revenue increased 7% (up 11% in constant currency) and Microsoft 365 Consumer subscribers grew to 61.3 million
•	LinkedIn revenue increased 17% (up 21% in constant currency)
•	Dynamics products and cloud services revenue increased 15% (up 22% in constant currency) driven by Dynamics 365 revenue growth of 24% (up 32% in constant currency)

Revenue in Intelligent Cloud was $20.3 billion and increased 20% (up 26% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 22% (up 28% in constant currency) driven by Azure and other cloud services revenue growth of 35% (up 42% in constant currency)

Revenue in More Personal Computing was $13.3 billion and decreased slightly (up 3% in constant currency), with the following business highlights:

•	Windows OEM revenue decreased 15%
•	Windows Commercial products and cloud services revenue increased 8% (up 15% in constant currency)
•	Xbox content and services revenue decreased 3% (up 1% in constant currency)
•	Search and news advertising revenue excluding traffic acquisition costs increased 16% (up 21% in constant currency)
•	Devices revenue increased 2% (up 8% in constant currency)

Microsoft returned $9.7 billion to shareholders in the form of share repurchases and dividends in the first quarter of fiscal year 2023, a decrease of 11% compared to the first quarter of fiscal year 2022.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Brett Iversen, vice president of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 25, 2023.

Non-GAAP Definition

Transfer of Intangible Properties. In the first quarter of fiscal year 2022, Microsoft transferred certain intangible properties from our Puerto Rico subsidiary to the United States. The transfer of intangible properties resulted in a net tax benefit of $3.3 billion in the first quarter of fiscal 2022, as the value of future United States tax deductions exceeds the current tax liability from the United States Global Intangible Low-Taxed Income tax.

Microsoft has provided non-GAAP financial measures related to the transfer of intangible properties to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2021 As Reported (GAAP)	$45,317	$20,238	$20,505	$2.71
2021 As Adjusted	$45,317	$20,238	$17,214	$2.27
2022 As Reported (GAAP)	$50,122	$21,518	$17,556	$2.35
Percentage Change Y/Y (GAAP)	11%	6%	(14)%	(13)%
Percentage Change Y/Y (As Adjusted)	11%	6%	2%	4%
Constant Currency Impact	$(2,296)	$(1,662)	$(1,363)	$(0.18)
Percentage Change Y/Y Constant Currency	16%	15%	(8)%	(7)%
Percentage Change Y/Y (As Adjusted) Constant Currency	16%	15%	10%	11%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2021 As Reported (GAAP)	$15,039	$16,912	$13,366
2022 As Reported (GAAP)	$16,465	$20,325	$13,332
Percentage Change Y/Y (GAAP)	9%	20%	0%
Constant Currency Impact	$(856)	$(996)	$(444)
Percentage Change Y/Y Constant Currency	15%	26%	3%

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2022
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Microsoft Cloud revenue	24%	7%	31%
Office Commercial products and cloud services	7%	6%	13%
Office 365 Commercial	11%	6%	17%
Office Consumer products and cloud services	7%	4%	11%
LinkedIn	17%	4%	21%
Dynamics products and cloud services	15%	7%	22%
Dynamics 365	24%	8%	32%
Server products and cloud services	22%	6%	28%
Azure and other cloud services	35%	7%	42%
Windows OEM	(15)%	0%	(15)%
Windows Commercial products and cloud services	8%	7%	15%
Xbox content and services	(3)%	4%	1%
Search and news advertising excluding traffic acquisition costs	16%	5%	21%
Devices	2%	6%	8%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising, professional, marketplace, or gaming platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential consequences under trade, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2022. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Brett Iversen, Vice President, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2022	2021

Revenue:
Product	$15,741	$16,631
Service and other	34,381	28,686

Total revenue	50,122	45,317

Cost of revenue:
Product	4,302	3,792
Service and other	11,150	9,854

Total cost of revenue	15,452	13,646

Gross margin	34,670	31,671
Research and development	6,628	5,599
Sales and marketing	5,126	4,547
General and administrative	1,398	1,287

Operating income	21,518	20,238
Other income, net	54	286

Income before income taxes	21,572	20,524
Provision for income taxes	4,016	19

Net income	$17,556	$20,505

Earnings per share:
Basic	$2.35	$2.73
Diluted	$2.35	$2.71

Weighted average shares outstanding:
Basic	7,457	7,513
Diluted	7,485	7,567

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2022	2021

Net income	$17,556	$20,505

Other comprehensive income (loss), net of tax:
Net change related to derivatives	7	2
Net change related to investments	(1,897)	(422)
Translation adjustments and other	(775)	(119)

Other comprehensive loss	(2,665)	(539)

Comprehensive income	$14,891	$19,966

BALANCE SHEETS

(In millions) (Unaudited)

	September 30, 2022	June 30, 2022

Assets
Current assets:
Cash and cash equivalents	$22,884	$13,931
Short-term investments	84,378	90,826

Total cash, cash equivalents, and short-term investments	107,262	104,757
Accounts receivable, net of allowance for doubtful accounts of $438 and $633	31,279	44,261
Inventories	4,268	3,742
Other current assets	18,003	16,924

Total current assets	160,812	169,684
Property and equipment, net of accumulated depreciation of $60,638 and $59,660	77,037	74,398
Operating lease right-of-use assets	13,347	13,148
Equity investments	6,839	6,891
Goodwill	67,459	67,524
Intangible assets, net	10,808	11,298
Other long-term assets	23,482	21,897

Total assets	$359,784	$364,840

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,609	$19,000
Current portion of long-term debt	3,248	2,749
Accrued compensation	7,405	10,661
Short-term income taxes	6,729	4,067
Short-term unearned revenue	41,340	45,538
Other current liabilities	12,058	13,067

Total current liabilities	87,389	95,082
Long-term debt	45,374	47,032
Long-term income taxes	23,712	26,069
Long-term unearned revenue	2,549	2,870
Deferred income taxes	223	230
Operating lease liabilities	11,660	11,489
Other long-term liabilities	15,311	15,526

Total liabilities	186,218	198,298

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,457 and 7,464	88,535	86,939
Retained earnings	92,374	84,281
Accumulated other comprehensive loss	(7,343)	(4,678)

Total stockholders’ equity	173,566	166,542

Total liabilities and stockholders’ equity	$359,784	$364,840

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2022	2021

Operations

Net income	$17,556	$20,505

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,790	3,212

Stock-based compensation expense	2,192	1,702

Net recognized gains on investments and derivatives	(22)	(364)

Deferred income taxes	(1,191)	(5,970)

Changes in operating assets and liabilities:

Accounts receivable	11,729	10,486

Inventories	(543)	(777)

Other current assets	(332)	940

Other long-term assets	(666)	(598)

Accounts payable	(1,567)	(471)

Unearned revenue	(3,322)	(2,885)

Income taxes	410	2,653

Other current liabilities	(4,024)	(4,143)

Other long-term liabilities	188	250

Net cash from operations	23,198	24,540

Financing

Repayments of debt	(1,000)	(4,826)

Common stock issued	575	612

Common stock repurchased	(5,573)	(7,684)

Common stock cash dividends paid	(4,621)	(4,206)

Other, net	(264)	(172)

Net cash used in financing	(10,883)	(16,276)

Investing

Additions to property and equipment	(6,283)	(5,810)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(349)	(1,206)

Purchases of investments	(5,013)	(10,309)

Maturities of investments	6,662	8,862

Sales of investments	2,711	5,630

Other, net	(860)	(417)

Net cash used in investing	(3,132)	(3,250)

Effect of foreign exchange rates on cash and cash equivalents	(230)	(73)

Net change in cash and cash equivalents	8,953	4,941

Cash and cash equivalents, beginning of period	13,931	14,224

Cash and cash equivalents, end of period	$22,884	$19,165

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended September 30,
	2022	2021

Revenue
Productivity and Business Processes	$16,465	$15,039
Intelligent Cloud	20,325	16,912
More Personal Computing	13,332	13,366

Total	$50,122	$45,317

Operating Income
Productivity and Business Processes	$8,323	$7,581
Intelligent Cloud	8,978	7,681
More Personal Computing	4,217	4,976

Total	$21,518	$20,238

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business.